As filed with the Securities and Exchange Commission on June 10, 2019
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	20-2954357
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10500 NE 8th St., Suite 1300
Bellevue Washington 98004
(844) 324-2360
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark P. Mader
President and Chief Executive Officer
Smartsheet Inc.
10500 NE 8th St., Suite 1300
Bellevue, Washington 98004
(844) 324-2360
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Smith James D. Evans Katherine K. Duncan Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, Washington 98101 (206) 389-4510	Paul Porrini Chief Legal Officer Smartsheet Inc. 10500 NE 8th St, Suite 1300 Bellevue, Washington 98004 (844) 324-2360

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Securities to be offered by us:
Class A common stock, no par value per share	(1)	(1)		(1)	(2)
Preferred stock, no par value per share	(1)	(1)		(1)	(2)
Debt securities	(1)	(1)		(1)	(2)
Warrants	(1)	(1)		(1)	(2)
Subscription rights	(1)	(1)		(1)	(2)
Units	(1)	(1)		(1)	(2)
Securities to be offered by entities affiliated with Insight Partners:
Class A common stock, no par value per share	10,546,609(3)	$38.56	(4)	$406,677,244	$49,290
Securities to be offered by other selling security holders:
Class A common stock, no par value per share	(1)	(1)		(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is deferring payment of all of the registration fee.

(3)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s Class A common stock on The New York Stock Exchange on June 4, 2019.

PROSPECTUS
Smartsheet Inc.
Class A Common Stock, Preferred Stock,
Debt Securities, Warrants, Subscription Rights and Units

From time to time, we or selling security holders may offer our Class A common stock or preferred stock, debt securities, warrants to purchase our Class A common stock, preferred stock or debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. In addition, following the expiration of a lock-up agreement 75 days after the date of this prospectus, the selling security holder explicitly named in this prospectus may from time to time offer up to 10,546,609 shares of our Class A common stock under this prospectus.
You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.
Our Class A common stock is traded on The New York Stock Exchange under the symbol “SMAR.”
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.
Class A common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us or selling security holders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling security holders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2019

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. Under this shelf registration process, from time to time, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings, in amounts, at prices, and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. Each time we or selling security holders offer our securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings "Incorporation of Information by Reference" and "Where You Can Find More Information" before buying any of our securities in this offering.
No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
In this prospectus, unless the context otherwise requires, the terms “Smartsheet,” the “Company,” “we,” “us,” and “our” refer to Smartsheet Inc., a Washington corporation.
Smartsheet, the Smartsheet logo, and other registered or common law trade names, trademarks, or service marks of Smartsheet appearing in this prospectus and any accompanying prospectus supplement and the documents incorporated herein by reference are the property of Smartsheet. Trade names, trademarks, and service marks of other companies that are not owned by Smartsheet may appear in this prospectus and the accompanying prospectus supplement and the documents incorporated herein by reference. We do not intend any use or display of other companies’ trade names, trademarks, or service marks in this prospectus to imply a relationship with, or endorsement or sponsorship of Smartsheet by, these other companies. For convenience, use of our trade names, trademarks, or service marks in this prospectus appear without the ™ and ® symbols, but the failure to use any such trade names, trademarks, or service marks herein does not indicate, in any way, that we will not assert our rights, or the rights of the applicable licensor, to these trade names, trademarks, and service marks.

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PROSPECTUS SUMMARY
This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus, the accompanying prospectus supplement and the information incorporated by reference herein and therein carefully, including “Risk Factors” and the financial data and related notes, before making an investment decision.
Company Overview
We empower everyone to improve how they work. We are a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes.
Smartsheet was founded in 2005 with a vision to build a universal application for work management that does not require coding capabilities. Our platform serves as a single source of truth across work processes and fosters accountability and engagement within teams, leading to more efficient decision-making and better business outcomes. Our platform provides a number of solutions that eliminate the obstacles to capturing information, including a familiar and intuitive spreadsheet interface as well as easily customizable forms. Our reporting and automation capabilities further increase speed by reducing time spent on administration and repetitive work. We make it easy for teams to apply business logic to automate repetitive actions using an extensive list of conditions. Business users, with little or no training, can configure and modify our platform to customize workflows to suit their needs. Our familiar and intuitive user interface and functionality allow users to realize the benefits of our platform without changing the behaviors developed using everyday productivity tools.
We deliver our cloud-based software platform through a subscription model. We have a digital sales model for self-service adoption through our website. We employ an efficient inside sales team that utilizes machine learning and lead scoring to respond to and convert other interested users within new and existing organizations. We also have a targeted field sales team dedicated to expanding our presence within existing enterprise relationships where we have identified significant opportunity for growth, and have developed reseller relationships to more efficiently reach international markets. This blended go-to-market model allows us to serve a larger, diverse user base without incurring excessive costs. The breadth of solutions we offer reflects the flexibility our users desire to purchase and use our platform in a way that most closely aligns with their needs and level of adoption.
We were incorporated as Navigo Technologies, Inc. in Washington in June 2005. We changed our name to Smartsheet.com, Inc. in February 2006 and to Smartsheet Inc. in February 2017. Our principal executive offices are located at 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004. Our telephone number is (844) 324-2360. Our website address is www.smartsheet.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus.
The Securities We or Selling Security Holders May Offer
With this prospectus, we or selling security holders may offer Class A common stock, preferred stock, debt securities, warrants, subscription rights to purchase our Class A common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. Each time we or selling security holders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we or selling security holders may offer with this prospectus.
Class A Common Stock
We or selling security holders may offer shares of our Class A common stock, no par value per share.
Following the expiration of a lock-up agreement 75 days after the date of this prospectus, entities affiliated with Insight Partners, or Insight, may from time to time offer up to 10,546,609 shares of our Class A common stock under this prospectus, together or separately, in one or more offerings, at prices and on the terms that will be determined at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. On the date of this prospectus, prior to offering any shares hereunder, Insight beneficially owned 215,602 shares of our Class A common stock and 10,331,007 shares of Class B common stock, representing less than 1% of the 74,527,425 shares of Class A common stock and 32.2% of the 32,037,234 shares of Class B common stock outstanding as of May 31, 2019, respectively. Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. See “Description of Capital Stock—Conversion.” If Insight sells all of the shares it is offering under this prospectus it will no longer beneficially own any shares of our Class A common stock or Class B common stock.
Preferred Stock
We or selling security holders may offer shares of our preferred stock, no par value per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into Class A common stock.
Debt Securities
We or selling security holders may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our Class A common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.
We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.
Warrants
We or selling security holders may offer warrants for the purchase of debt securities, shares of preferred stock or shares of Class A common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.
Subscription Rights
We or selling security holders may offer subscription rights for the purchase of Class A common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.
Units
We or selling security holders may offer units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain forward-looking statements. All statements contained in this prospectus and documents incorporated herein by reference, other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations about future events and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in Part I, Item 1A. “Risk Factors” contained in our most recent Annual Report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and documents incorporated herein by reference may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or may not occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or will occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations.
USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, including funding our growth strategies to scale with our business through sales and marketing activities, technology and product development, general and administrative matters, international expansion, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term and intermediate-term interest-
bearing obligations, investment-grade investments, money market accounts, bank deposit, or direct or guaranteed obligations of the U.S. government.
Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling security holders.
PLAN OF DISTRIBUTION
We or selling security holders may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.
If any underwriter is utilized in the sale of the securities being offered by this prospectus, we and, if applicable, any selling security holder, will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We or selling security holders may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.
The securities we or selling security holders offer under this prospectus may or may not be listed through The New York Stock Exchange or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

•	the purchase price of the securities from us or selling security holders;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us or selling security holders;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.
We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
DESCRIPTION OF CAPITAL STOCK
General
We are authorized to issue 500,000,000 shares of Class A common stock, no par value per share, 500,000,000 shares of Class B common stock, no par value per share, and 10,000,000 shares of undesignated preferred stock, no par value per share. As of May 31, 2019, we had 74,527,425 outstanding shares of Class A common stock, 32,037,234 outstanding shares of Class B common stock, and no outstanding shares of preferred stock.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights
Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of shareholders and holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of shareholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law.
Under Washington law and our amended and restated articles of incorporation, holders of our Class A common stock and holders of our Class B common stock may each be entitled to vote as a separate voting group, or as a separate voting group with other classes that are affected in the same or a substantially similar way, on a proposed amendment to our amended and restated articles of incorporation that would:

•	effect an exchange or reclassification of shares of the class into shares of another class that would adversely affect the holders of the exchanged or reclassified class;

•	change the issued and outstanding shares of the class into a different number of shares of the same class, that would adversely affect the holders of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class in exchange for cash or any other form of consideration other than shares of our capital stock.
Our amended and restated articles of incorporation provide that shareholders are not entitled to cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election. Our amended and restated articles of incorporation establish a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms.
No Preemptive or Similar Rights
Our amended and restated articles of incorporation provide that the holders of our common stock are not entitled to preemptive rights and our common stock is not subject to redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our shareholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated articles of incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.
All outstanding shares of Class B common stock will convert automatically into shares of Class A common stock upon the date that is the earliest of (1) the date specified by a vote of the holders of not less than a majority of the outstanding shares of Class B common stock, (2) seven years from the effective date of our initial public offering, and (3) the date that the total number of shares of Class B common stock outstanding cease to represent at least 15% of all outstanding shares of our common stock. Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into Class A common stock, the Class B common stock may not be reissued.
Registration Rights
Certain holders of our Class B common stock, including the selling shareholder named herein, or their permitted transferees, are entitled to rights with respect to the registration of their shares pursuant to the Securities Act. These shares are referred to as registrable securities. Pursuant to the terms of our Amended and Restated Investors’ Rights Agreement dated as of May 19, 2017, as amended by the First Amendment to Amended and Restated Investors’ Rights Agreement dated as of October 26, 2017, or IRA, between us and the holders of these registrable securities, the holders of these registrable securities are entitled to demand registration rights and Form S-3 registration rights. All of the holders of registrable securities are entitled to piggyback registration rights. All fees, costs, and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one counsel to the selling security holders selected by them with approval by us, such approval shall not be unreasonably withheld, will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.
The registration rights terminate upon the earliest of (1) five years following the completion of our initial public offering; (2) as to each holder of registration rights, when such holder can sell all of such holder’s registrable securities during a three-month period pursuant to Rule 144 promulgated under the Securities Act or another similar exemption under the Securities Act; and (3) when the IRA is terminated pursuant to its terms.
Demand Registration Rights
Under the terms of the IRA, if we receive a written request, at any time after six months following the effective date of our initial public offering, from the holders of a majority of the registrable securities, that we file a registration statement pursuant to the Securities Act registering the offering and sale of registrable securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10.0 million, then we will be required to use our best efforts to file as soon as practicable, and in any event no later than 90 days following such request, a registration statement registering the offer and sale of all registrable securities requested to be registered for public resale. We are required to effect only three registrations pursuant to this provision of the IRA, and may postpone the filing of a registration statement for up to 120 days once in any 12-month period if our board of directors determines that the filing would be seriously detrimental to us and our shareholders. We are also not required to effect a demand registration under certain additional circumstances specified in the IRA.
Form S-3 Registration Rights
The holders of registrable securities can request that we register the offer and sale of all or part of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered (net of any underwriters’ discounts or commissions) is at least $1.0 million. We are required to effect no more than two registrations on Form S-3 in any 12-month period, and may postpone the filing of a registration statement on Form S-3 for up to 120 days once in any 12-month period if our board of directors determines that the filing would be seriously detrimental to us and our shareholders. We are not required to file a registration statement on Form S-3 under certain additional circumstances specified in our IRA.

Piggyback Registration Rights
If we register any of our securities for public sale, each holder of registrable securities has a right to request the inclusion of any then-outstanding registrable securities held by them on our registration statement. However, this right does not apply to a registration relating solely to employee benefit plans, a corporate reorganization, or stock issuable upon conversion of debt securities. If the total number of securities, including registrable securities, requested by the holders to be included in such offering exceeds the number of securities to be sold (other than by us) that the underwriters determine in their sole discretion is compatible with the success of the offering, then we will be required to include in the offering only that number of securities, including registrable securities, the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be appropriated pro rata among these holders based on the number of registrable securities held by each holder or in such other proportions as mutually agreed to by such holders). However, the number of registrable securities to be registered cannot be reduced below 30% of the total shares covered by the registration statement.
Preferred Stock
Pursuant to our amended and restated articles of incorporation, our board of directors is authorized, subject to limitations prescribed by Washington law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our shareholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our common stock. As of May 31, 2019, no shares of our preferred stock are issued and outstanding and we have no current plan to issue any shares of preferred stock.
Anti-Takeover Provisions
The provisions of Washington law, our amended and restated articles of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Washington Law
We are subject to the Washington Business Corporations Act, or WBCA, which imposes restrictions on certain transactions between a corporation and certain significant shareholders. The WBCA generally prohibits a “target corporation” (as defined in the WBCA) from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved (1) prior to the time of the acquisition, by a majority of the members of the target corporation’s board of directors or (2) at or subsequent to the acquiring person’s share acquisition time, by a majority of the members of the target corporation’s board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting shares, except for shares beneficially owned by or under the voting control of the acquiring person. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from the acquiring person;

•
termination of 5% or more of the employees of the target corporation employed in Washington, whether at one time or over a five-year period as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder.
After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute or are approved at an annual or special meeting of shareholders by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. As a result, Chapter 23B.19 of the WBCA could have the effect of delaying, deferring, or preventing a change in control.
Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provisions
Our amended and restated articles of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
Dual Class Common Stock
As described above in “—Common Stock—Voting Rights,” our amended and restated articles of incorporation provide for a dual class common stock structure pursuant to which holders of our Class B common stock will have the ability to control the outcome of matters requiring shareholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A common stock and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.
Board of Directors Vacancies
Our amended and restated articles of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a shareholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

Classified Board
Our amended and restated articles of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for shareholders to replace a majority of the directors on a classified board of directors. See the section titled “Management—Classified Board of Directors” for additional information.
Shareholder Action; Special Meeting of Shareholders
Our amended and restated articles of incorporation and amended and restated bylaws provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chair of our board of directors, our chief executive officer, or our president, thus prohibiting a shareholder from calling a special meeting. Further, under Washington law, shareholders of public companies can act by written consent only by obtaining unanimous written consent in order for the action to be effective. This limit on the ability of our shareholders to act by less than unanimous written consent may increase the amount of time required to take shareholder action. These provisions might delay the ability of our shareholders to force consideration of a proposal or for shareholders to take any action, including the removal of directors.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions might preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
No Cumulative Voting
Washington law provides that shareholders are entitled to cumulative voting in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our amended and restated articles of incorporation and amended and restated bylaws provide that shareholders are not entitled to cumulative voting.
Directors Removed Only for Cause
Our amended and restated articles of incorporation provide that shareholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of our capital stock.
Supermajority Requirements for Amendments of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Our amended and restated articles of incorporation further provide that the affirmative vote of holders of at least two-thirds of the voting power of all the then outstanding shares of voting stock will be required to amend certain provisions of our amended and restated articles of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. In addition, the affirmative vote of holders of 75% of the voting power of each of our Class A common stock and Class B common stock, voting separately by class, is required to amend the provisions of our amended and restated articles of incorporation relating to the terms of our Class B common stock. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

Issuance of Undesignated Preferred Stock
Pursuant to our amended and restated articles of incorporation, our board of directors has the authority, without further action by the shareholders to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
Choice of Forum
Our amended and restated articles of incorporation provide that the federal and state courts located within the State of Washington are the exclusive forum for any internal corporate proceedings (as defined in the WBCA).
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is Operations Center, 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.
Listing
Our Class A common stock is quoted on The New York Stock Exchange under the trading symbol “SMAR.”
DESCRIPTION OF DEBT SECURITIES
General
We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our Class A common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness.  In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.
Registrar and Paying Agent
The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for shares of our Class A common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.
Registered Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.  If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness.  We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Merger, Consolidation or Sale of Assets
The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•
we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•
we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.
The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.
In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including to:

•	provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	provide for certificated debt securities in addition to uncertificated debt securities;

•	comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	appoint a successor trustee under the indenture with respect to one or more series.
From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities.  We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture.  These procedures will allow us either to:

•	defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”) to:

1.	register the transfer or exchange of such debt securities;

2.	replace temporary or mutilated, destroyed, lost or stolen debt securities;

3.	compensate and indemnify the trustee; or

4.	maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:

•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.
If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration.  We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities.  You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates.  If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs.  Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.
No Individual Liability of Incorporators, Shareholders, Officers or Directors
Each indenture provides that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF WARRANTS
General
We may issue warrants for the purchase of our debt securities, preferred stock, Class A common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or Class A common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.
Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our Class A common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Class A common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our Class A common stock, preferred stock or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our Class A common stock, preferred stock or debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.
DESCRIPTION OF UNITS
We may issue units consisting of some or all of the securities described above, in any combination, including Class A common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.
LEGAL MATTERS
Fenwick & West LLP, Seattle, Washington will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel. As of the date of this prospectus, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 34,149 shares of our Class B common stock.

EXPERTS
The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended January 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. Copies of such materials are available to the public from the SEC’s website at www.sec.gov. These filings are also available to the public via our website at www.smartsheet.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC on April 1, 2019, including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2019 annual meeting of shareholders filed with the SEC on May 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 filed with the SEC on June 7, 2019; and

•
the description of our Class A common stock contained in our registration statement on Form 8-A filed with the SEC on April 23, 2018 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Smartsheet Inc., Attn: Investor Relations, 10500 NE 8th St., Suite 1300, Bellevue, Washington 98004, telephone number (844) 324-2360. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

SMARTSHEET INC.

Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units

PROSPECTUS

June 10, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee for shares of Class A common stock offered by entities affiliated with Insight Partners	$49,290
SEC registration fee for securities offered by us and other selling security holders	†
FINRA filing fee	225,500
New York Stock Exchange listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$ *
_______________

†	The SEC registration fee is being deferred pursuant to Rules 456(b) and 457(r) of the Securities Act.

*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors
The Registrant’s amended and restated articles of incorporation contain a provision eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Washington law. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty, but does not eliminate the personal liability of any director for (1) acts or omissions that involve intentional misconduct or a knowing violation of law, (2) conduct violating Section 23B.08.310 of the WBCA, or (3) any transaction from which the director personally received a benefit in money, property, or services to which the director is not legally entitled.
Section 23B.08.510 of the WBCA authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director or officer and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550; provided, however, that no such indemnity shall be made for or on account of any (1) acts or omissions of a director or officer that involve intentional misconduct or a knowing violation of law, (2) conduct in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions), or (3) any transaction from which a director or officer personally received a benefit in money, property, or services to which such director or officer is not legally entitled. The Registrant’s amended and restated articles of incorporation require indemnification of the Registrant’s officers and directors and advancement of expenses to the fullest extent not prohibited by applicable law.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated articles of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer, or employee of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated articles of incorporation, amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant has directors’ and officers’ liability insurance for its directors and officers.
Certain of the Registrant’s directors are also indemnified by their employers with regard to their service on the Registrant’s board of directors.
Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Amended and Restated Articles of Incorporation	3.1
Amended and Restated Bylaws	3.2
Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain security holders of the Registrant dated May 19, 2017, as amended by the First Amendment to Amended and Restated Investors’ Rights Agreement October 26, 2017	4.2

Item 16. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation	10-Q	001-38464	3.1	June 12, 2018
3.2	Amended and Restated Bylaws	10-Q	001-38464	3.2	June 12, 2018
4.1	Form of Class A Common Stock Certificate of the Registrant	S-1/A	333-223914	4.1	April 16, 2018
4.2	Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain security holders of the Registrant dated May 19, 2017, as amended by the First Amendment to Amended and Restated Investors’ Rights Agreement October 26, 2017	S-1	333-223914	4.2	March 26, 2018
4.3	Form of Debt Security					X
4.4	Form of Indenture					X
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
4.7*	Form of Preferred Stock Certificate
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (included in its opinion filed as Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)					X
25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939
_______________

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided , however , that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
If and when applicable, the Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on June 10, 2019.

SMARTSHEET INC.
By:	/s/ Mark P. Mader
Mark P. Mader
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS , that each person whose signature appears below hereby constitutes and appoints Mark P. Mader and Jennifer E. Ceran, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Mader	President, Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2019
Mark P. Mader

/s/ Jennifer E. Ceran	Chief Financial Officer	June 10, 2019
Jennifer E. Ceran	(Principal Financial and Accounting Officer)

/s/ Geoffrey T. Barker	Chair of the Board of Directors	June 10, 2019
Geoffrey T. Barker

/s/ Brent Frei	Director	June 10, 2019
Brent Frei

/s/ Elena Gomez	Director	June 10, 2019
Elena Gomez

/s/ Ryan Hinkle	Director	June 10, 2019
Ryan Hinkle

/s/ Matthew McIlwain	Director	June 10, 2019
Matthew McIlwain

/s/ James N. White	Director	June 10, 2019
James N. White

/s/ Magdalena Yesil	Director	June 10, 2019
Magdalena Yesil